Exhibit 3.2

ENDEAVOR GROUP HOLDINGS, INC.

Incorporated under the Laws of the

State of Delaware

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Endeavor Group Holdings, Inc. (the “Corporation”) shall maintain a registered office in the State of Delaware, as set forth in the Certificate of Incorporation of the Corporation (as amended and/or amended and restated from time to time, the “Certificate of Incorporation”). The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. If required by applicable Law, the annual meeting of stockholders for the election of directors and the transaction of any other business as may properly come before such meeting shall be held on such date, at such time and place as may be designated from time to time by the Board of Directors, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by Law or in the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”).

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by or at the direction of the Board of Directors or the Chairman of the Board, but such special meetings may not be called by any other person or persons. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. Only if so determined by the Board of Directors, in its sole discretion, a meeting of stockholders may be held not at any place, but may instead be held solely by means of remote communication, as provided by Law. Business transacted at any special meeting shall be limited to the purpose(s) stated in the notice, except as may otherwise be provided by Law or in the Certificate of Incorporation (including any Preferred Stock Designation).

Section 3. Notice of Meeting. Notice of the date, time and place of any stockholders’ meeting (and, in the case of a special meeting, the purpose or purposes for which the meeting is called), whether annual or special, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than fifty (50) days prior to the date of such meeting, in the manner prescribed by Law. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by Law.

Section 4. Waiver of Notice. Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or represented by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or represented by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

Section 5. Quorum. Any number of stockholders, who are entitled to vote, who hold shares of the issued and outstanding capital stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of stockholders and who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for all purposes except as may otherwise be provided by Law or in the Certificate of Incorporation (including any Preferred Stock Designation).

Section 6. Adjournment of Meeting. Whether or not a quorum is present, a meeting may be adjourned from time to time by the chairman of the meeting or by the affirmative vote of the stockholders present in person or represented by proxy and entitled to vote thereat holding shares representing at least a majority of the votes so present or represented and entitled to be cast (a “Majority Vote”), without notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a Majority Vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal or departure of any stockholder. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy duly appointed. Except as may otherwise be provided by Law or in the Certificate of Incorporation (including any Preferred Stock Designation), each stockholder of a class or series of stock other than Common Stock shall on each matter submitted to a vote at each meeting of the stockholders, be entitled to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation (including any Preferred Stock Designation), and each stockholder of Common Stock shall on each matter submitted to a vote at each meeting of the stockholders, be entitled to one vote for each share of Common Stock, in each case, for each share of stock held by such stockholder which has voting power upon the matter in question, registered in their name on the books of the Corporation on the date fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided. At all meetings of stockholders all matters, except as may otherwise be provided by Law, in the Certificate of Incorporation (including any Preferred Stock Designation) or these Amended and Restated Bylaws, shall be determined by a Majority Vote. Where a separate vote by class is required, a majority of the votes represented by the shares of the stockholders of such class present in person or represented by proxy and entitled to be cast thereon shall be the act of such class. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by Law.

Unless required by Law or the Certificate of Incorporation (including any Preferred Stock Designation), or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall state the number of shares voted.

Section 8. Action by Stockholders Without a Meeting. Whenever, under the Law, stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, upon consent in writing or by electronic transmission, setting forth the action so taken, signed by a majority of the holders of all outstanding shares entitled to vote thereon.

Section 9. List of Shareholders. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a list of the shareholders entitled to vote at each meeting of shareholders, and make such list available for examination, in the manner prescribed by Law.

Section 10. Inspectors. The Board may, or if required by Law shall, appoint one or more inspectors to act at meeting of shareholders or any adjournment thereof, in the manner, and with the powers, duties and obligations, prescribed or permitted by Law.

Section 11. Organization. At every meeting of stockholders, the Chairman of the Board shall be the chairman of the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, a chairman designated by the Majority Shareholders.

ARTICLE III

DIRECTORS

Section 1. Number and Qualifications. The Board of Directors shall not be less than one (1) director and shall consist of such number of directors as may be fixed from time to time in accordance with Section 2(a) of the Governance Agreement. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. All directors shall be at least eighteen years of age. The directors need not be stockholders.

Section 2. Responsibilities. The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to officers, employees and to committees of one (1) or more directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth and the Governance Agreement and except as may otherwise be provided by Law.

Section 3. Election and Term of Office. Except as may otherwise be provided by Law, in the Governance Agreement or in the Certificate of Incorporation (including any Preferred Stock Designation), the directors shall be elected at each meeting of the shareholders for the election of directors at which a quorum is present by a plurality of the votes cast at such election. If the election of directors shall not be held on the day designated by these Amended and Restated Bylaws, the directors shall cause the same to be held as soon thereafter as may be convenient. The directors chosen at any annual meeting shall hold office until the next annual election and until the election and qualification of their successors, except as may otherwise be provided in the Governance Agreement.

Section 4. Removal and Resignation of Directors. Except as may otherwise be provided in the Governance Agreement, any director may be removed from the Board of Directors or any committee thereof, with or without cause, by a Majority Vote at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may resign as a director or from membership in any committee of the Board of Directors at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

Section 5. Filling of Vacancies. Except as may otherwise be provided in the Governance Agreement, any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and further provided, that if the directors fail to fill any such vacancy, the stockholders may fill such vacancy at the next annual meeting or at any special meeting called for that purpose. Except as otherwise provided in the Governance Agreement, in case of any increase in the number of directors, the additional directors may be elected by the vote of a majority of the directors in office prior to such increase. Except as otherwise provided in the Governance Agreement, any person elected to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until the next annual election and until the election and qualification of his or her successor.

Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly or on a more frequent basis, at times and at locations determined by the Chairman of the Board.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called in accordance with Section 2(c) of the Governance Agreement.

Section 8. Notice and Place of Meetings. Regularly scheduled meetings of the Board of Directors may be held with at least five (5) Business Days’ prior notice, at such time, date and place, within or outside the State of Delaware, as the Board of Directors may from time to time decide. Special meetings of the Board of Directors may be called by at least twenty-four (24) hours advanced written notice designating the time, date, place and purpose thereof, by the Chairman of the Board or the directors then on the Board of Directors comprising a majority of the votes. Notice of meeting need not be given to any Director who submits a waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting, at the beginning thereof, the lack of notice. Except as otherwise specifically required by Law, these Amended and Restated Bylaws or the Governance Agreement, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

Section 9. Business Transacted at Meetings. Except as may be otherwise specifically provided by Law, in the Certificate of Incorporation (including any Preferred Stock Designation), these Amended and Restated Bylaws or in the Governance Agreement, any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors or any committee thereof at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by Law.

Section 10. Quorum and Manner of Acting. Except as may be otherwise specifically provided by Law, at all meetings of the Board of Directors or any committee thereof, (i) a quorum shall be established in accordance with Section 3(b) of the Governance Agreement and (ii) the manner of acting and voting shall be undertaken in accordance with Section 3(a) of the Governance Agreement. The directors shall act only as a Board and the individual directors shall have no power as such unless expressly delegated by the Board of Directors or any duly constituted committee of the Board of Directors.

Section 11. Action Without a Meeting. Subject to the Governance Agreement and these Amended and Restated Bylaws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 12. Participation by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute the presence of the person at the meeting.

Section 13. Compensation. Subject to the Governance Agreement and these Amended and Restated Bylaws, the Board of Directors may establish by resolution reasonable compensation for directors for services to the Corporation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1. Committees. Subject to the terms and conditions of the Governance Agreement, the Board of Directors may designate one or more committees, which committees shall, to the extent provided in the resolution of the Board of Directors establishing such a committee, have all authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the Law.

Section 2. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 3. Record of Proceedings. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 4. Compensation. Subject to the terms and conditions of the Governance Agreement, the members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, Presidents, a Secretary and a Treasurer and such other officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Each officer shall have such powers and perform such duties as may be assigned to them by the Board of Directors or committee appointing them.

Section 2. Election, Term of Office and Qualifications. Subject to the terms and conditions of the Governance Agreement, the officers shall be chosen by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until the selection and qualification of his or her successor. Any two or more offices may be held by the same person, except the office of Secretary or as otherwise prohibited by Law.

Section 3. Removal of Officers. Subject to the terms and conditions of the Governance Agreement, any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 4. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary in order to make it effective.

Section 5. Filling of Vacancies. Subject to the terms and conditions of the Governance Agreement, a vacancy in any office shall be filled by the Board of Directors.

Section 6. Compensation. Subject to the terms and conditions of the Governance Agreement, the compensation of the officers shall be fixed by the Board of Directors or by any officer(s) or committee to whom such authority may be delegated by the Board of Directors.

Section 7. Chairman of the Board of Directors. Notwithstanding anything contained herein to the contrary, the Chairman of the Board shall be appointed by the Majority Shareholders. Subject to the terms and conditions of the Governance Agreement, the Chairman shall retain such title of the Board of Directors until such time as he or she resigns or is replaced as Chairman. The Chairman shall preside at all meetings of the Board of Directors at which he or she is present, subject to the ultimate authority of the Majority Shareholders to appoint an alternate presiding person at any meeting of the Board of Directors at which the Chairman of the Board, as applicable, is not present.

Section 8. Chief Executive Officer. The Chief Executive Officer the Corporation shall, subject to the provisions of these by-laws and the control of the Board of Directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the Board of Directors or as may be provided in these Amended and Restated Bylaws and shall, in the absence of the Chairman of the Board, perform and carry out the functions of the Chairman of the Board. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability.

Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors. The Secretary shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors and may attest the affixing by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 10. Assistant Secretary. Any Assistant Secretary shall be empowered and authorized to perform all of the duties of the Secretary in the absence of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Secretary or these Amended and Restated Bylaws.

Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to each President and the Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation. The Treasurer may be required to give bond for the faithful discharge of his or her duties. He or she shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws.

Section 12. Assistant Treasurer. Any Assistant Treasurer shall be empowered and authorized to perform all the duties of the Treasurer in the absence of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Treasurer or these Amended and Restated Bylaws.

Section 13. Other Officers. The Board of Directors may designate such other officers having such duties and powers as it may specify from time to time.

ARTICLE VI

CAPITAL STOCK

Section 1. Shares with Certificates. The shares of the Corporation shall be uncertificated unless otherwise provided by resolution of the Board of Directors. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 2. Transfer of Shares. Shares of Common Stock and Preferred Stock may only be Transferred in accordance with the Shareholders Agreement and the Certificate of Incorporation (including any Preferred Stock Designation), as applicable. Subject to Law, the Certificate of Incorporation (including any Preferred Stock Designation), the Governance Agreement and these Amended and Restated Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

Section 3. Lost, Destroyed and Mutilated Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond, in such sum not exceeding twice the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate or uncertificated shares and against all other liabilities arising therefrom, or may remit such owner to such remedy or remedies as such owner may have under the laws of the State of Delaware.

ARTICLE VII

DIVIDENDS AND SURPLUS

The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation (including any Preferred Stock Designation) and the Governance Agreement, to determine whether any part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends. Dividends may be paid in cash, property or shares of capital stock.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year, unless the Board of Directors shall otherwise determine.

Section 2. Corporate Seal. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced by the Secretary or Assistant Secretary.

Section 3. Notices. Except as otherwise expressly provided herein, any notice required by these Amended and Restated Bylaws to be given shall be sufficient if given by depositing the same in a post-office or letter box in a sealed wrapper with a first-class postage prepaid stamp thereon and addressed to the person entitled thereto at such person’s business or home address, as the same appears upon the books of the Corporation, or by telephoning, telegraphing, faxing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, telegraphed, faxed or cabled.

Section 4. Waiver of Notice. Any stockholder or director may at any time, by writing, by telegraph, by fax, by cable or by electronic transmission, waive any notice required to be given under these Amended and Restated Bylaws, and if any stockholder or director shall be present at any meeting, his presence shall constitute a waiver of such notice for such meeting, unless he protests his lack of notice by the end of the meeting.

Section 5. Contracts, Checks, Drafts. Except as may otherwise be provided by Law, in the Certificate of Incorporation (including any Preferred Stock Designation), in the Governance Agreement or these Amended and Restated Bylaws, any contracts, promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation or other instruments may be executed and delivered in the name and on behalf of the Corporation by such persons as the Board of Directors or a duly authorized committee thereof may from time to time direct or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. Such authority may be general or confined to specific instances as the Board of Directors or such officer may determine. Unless authorized by the Board of Directors or expressly permitted by these Amended and Restated Bylaws, any officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

Section 6. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as persons authorized by the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation, or by such person as the Board of Directors may authorize for that purpose.

Section 7. Voting Stock of Subsidiary Corporations. Subject to the Governance Agreement, powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board or the Secretary (or comparable officer). Any such officer may, subject to the Governance Agreement, in the name and on behalf of the Corporation, take all such action as the officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, company, partnership or other entity in which the Corporation may own securities, or to execute written consents in lieu thereof. Subject to the Governance Agreement, at any such meeting, or in giving any such consent, the officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 8. Cessation of Officership and Directorship. The authority granted by name to any individual shall immediately cease in the event that such individual ceases to be an officer or director of the Corporation or an affiliate thereof, unless otherwise provided by the Board of Directors.

Section 9. Conflict. In the event of any inconsistency, conflict or ambiguity between the terms of these Amended and Restated Bylaws and the terms of the Governance Agreement, the terms of the Governance Agreement shall control.

Section 10. Definitions. As used in these Amended and Restated Bylaws; the term (i) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person. The term “control” means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The term “controlled” has meaning correlative to the foregoing, (ii) “Board of Directors” means the Board of Directors of the Corporation, (iii) “Business Day” means any day, other than a Saturday, Sunday or other day on which banks are authorized by law to be closed in any of New York, New York and Menlo Park, California, (iv) “Emanuel Director” means Ari Emanuel, (v) “Governance Agreement” means that certain governance agreement dated as of March 24, 2025, by and between the Corporation, affiliates of the SL Shareholders, the Whitesell Director, the Emanuel Director and the other parties signatory thereto (as may be amended, restated, supplemented or otherwise modified from time to time), (vi) “Law” means the Delaware General Corporation Law and any other applicable law, rule or regulation and, to the extent binding on the Corporation, the constitutions, rules and regulations of any exchange on which securities of the Corporation are listed, or of which the Corporation is a member, or of any self-regulatory organization having jurisdiction or authority over the Corporation, (vii) “Majority Shareholders” means, collectively, the SL Shareholders together with their respective Affiliates, transferees and successors and assigns, (viii) “SL Shareholders” means those stockholders of the Corporation from time to time, affiliated with the Silver Lake Group, L.L.C., (ix) “SL Director” means a director that is a member or employee of Silver Lake Group, L.L.C. or one of its successor entities or investment fund or management company affiliates and (x) “Whitesell Director” means Patrick Whitesell.

ARTICLE IX

INDEMNIFICATION

Section 1. Nature of Indemnity. Except as may be otherwise specifically provided by Law or in the Certificate of Incorporation (including any Preferred Stock Designation), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 5 of this Article IX, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IX or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 3. Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Corporation under Section 1 of this Article IX (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 of this Article IX. Any indemnification of a present or former employee or agent of the Corporation under Section 1 of this Article IX (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this Article IX. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 4. Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 5. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Sections 1 and 2 of this Article IX, or advance of costs, charges and expenses to a director or officer under Section 4 of this Article IX, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article IX is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article IX shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article IX where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article IX, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this Article IX, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article IX, provided that such insurance is available on acceptable terms, which, subject to the Governance Agreement, the determination shall be made by a vote of a majority of the entire Board of Directors.

Section 8. Severability. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

AMENDMENTS

Subject to the terms and conditions of the Governance Agreement, these Amended and Restated Bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the affirmative vote of a majority of the aggregate number of votes of all members then on the Board of Directors.